Exhibit 10.1

OFFICE LEASE AGREEMENT

BETWEEN

FARNSWORTH STILLINGS L.P.

(“LANDLORD”)

AND

ZIPCAR, INC.

(“TENANT”)

TABLE OF CONTENTS

1.	Basic Lease Information	1
2.	Lease Grant	4
3.	Delivery Date; Possession	5
4.	Rent	6
5.	Compliance with Laws; Use	6
6.	Security Deposit	7
7.	Building Services	8
8.	Leasehold Improvements	10
9.	Repairs and Alterations	11
10.	Entry by Landlord	12
11.	Assignment and Subletting	13
12.	Liens	14
13.	Indemnity and Waiver of Claims	15
14.	Insurance	16
15.	Subrogation	18
16.	Casualty Damage	18
17.	Condemnation	19
18.	Events of Default	19
19.	Remedies	20
20.	Limitation of Liability	21
21.	Intentionally Omitted	22
22.	Holding Over	22
23.	Subordination to Mortgages; Estoppel Certificate	22
24.	Notice	23
25.	Surrender of Premises	23
26.	Miscellaneous	23
27.	OFAC Compliance	27
28.	Parking	28

Exhibit A - Outline and Location of Premises

Exhibit B - Expenses and Taxes

Exhibit C - Work Letter

Exhibit C-1 – Tenant’s Preliminary Plans

Exhibit D - Form of Commencement Date Certificate

Exhibit E - Building Rules and Regulations

Exhibit F - Additional Provisions

Exhibit G – Demising Specification

Exhibit H - Form of Subordination, Non-disturbance and Attornment Agreement

Exhibit I – Plan showing the Land

Exhibit J – Cleaning Specifications

Exhibit K – Escrow Agreement

Exhibit L – Zipcar Parking Space Area

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OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of November 30, 2012 (the “Execution Date”), by and between FARNSWORTH STILLINGS L.P., a Delaware limited partnership (“Landlord”) and ZIPCAR, INC., a Delaware corporation (“Tenant”).

The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter, if required), Exhibit D (Form of Commencement Date Certificate), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions), Exhibit G (List of Furniture), Exhibit H (Form of Subordination, Non-disturbance and Attornment Agreement), Exhibit I (Plan showing the Land), and Exhibit J (Cleaning Specifications).

1.	Basic Lease Information.

1.01 “Building” shall mean the six (6) story building located at 35 Thomson Place, Boston, Massachusetts 02210. “Rentable Square Footage of the Building” is deemed to be 46,200 square feet.

1.02 “Premises” shall mean the entire interior space within the Building, excluding the basement thereof, as shown on Exhibit A to this Lease. The “Rentable Square Footage of the Premises” is deemed to be 46,200 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

1.03 “Base Rent”:

Period	Annual Rate Per Square Foot	Annual Base Rent		Monthly Base Rent
Commencement Date – 8/31/13	$0	$0		$0
9/1/13 - 12/31/14	$30.00	$1,386,000.00	*	$115,500.00
1/1/15 - 12/31/15	$36.00	$1,663,200.00		$138,600.00
1/1/16 - 12/31/16	$37.00	$1,709,400.00		$142,450.00
1/1/17 - 12/31/17	$38.00	$1,755,600.00		$146,300.00
1/1/18 - 12/31/18	$39.00	$1,801,800.00		$150,150.00
1/1/19 - 12/31/19	$40.00	$1,848,000.00		$154,000.00
1/1/20 - 12/31/20	$41.00	$1,894,200.00		$157,850.00
1/1/21 - 12/31/21	$42.00	$1,940,400.00		$161,700.00
1/1/22 - 12/31/22	$43.00	$1,986,600.00		$165,550.00
1/1/23 - 12/31/23	$44.00	$2,032,800.00		$169,400.00

*	Annualized

1.04 “Tenant’s Pro Rata Share”: 100%.

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1.05 “Base Year” for Taxes: The sum of seven-twelfths (7/12th) of Taxes payable for Fiscal Year (defined below) 2013 (i.e., July 1, 2012 to June 30, 2013) plus five-twelfths (5/12th) of Taxes payable for Fiscal Year 2014. For purposes hereof, “Fiscal Year” shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

1.06 “Base Year” for Expenses (defined in Exhibit B): The Twelve (12) calendar month period commencing on the first day of the calendar month in which the earlier of the following two (2) dates occurs: (i) the Rent Commencement Date and (ii) the date on which Tenant commences beneficial use and occupancy of the Premises (as opposed to preparing the Premises for Tenant’s use and occupancy).

1.07 “Term”: A period of time commencing on the date (the “Commencement Date”) on which Landlord delivers possession of the Premises to Tenant in its as-is condition and free and clear of all occupants, tenancies, and personal property that is not to be used by Tenant pursuant to the terms of this Lease, which date is estimated to occur on the Execution Date, and terminating on December 31, 2023 (the “Termination Date”), unless early terminated or extended pursuant to Section 1 of Exhibit F. The “Rent Commencement Date” shall be September 1, 2013.

1.08 “Improvement Allowance(s)”: An amount equal to $1,155,000.00, as further described in the attached Exhibit C.

1.09 “Security Deposit”: $894,201.00, as the same may be reduced as set forth in Article 6.

1.10 “Guarantor(s)”: None.

1.11 “Broker(s)”: Cresa Boston.

1.12 “Permitted Use”: General Office Use and uses customarily accessory thereto.

1.13 “Notice Address(es)”:

Landlord’s Notice Address:

Farnsworth Stillings L.P.
c/o Crosspoint Associates, Inc.
217 West Central Street
Natick, MA 01760

With a copy to:

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110
Attn: Crosspoint

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Landlord’s Rent Address:

Farnsworth Stillings L.P.
c/o Crosspoint Associates, Inc.
217 West Central Street
Natick, MA 01760
Attn: Accounts Receivable

Tenant’s Notice Address:

Prior to Rent Commencement Date:
25 First Street, Fourth Floor
Cambridge, MA 02141
Attention: General Counsel

After Rent Commencement Date:

35 Thomson Place
Boston, MA 02210
Attn: General Counsel

With a copy to:

Brennan, Dain, Le Ray, Wiest, Torpy & Garner, P.C.
129 South Street, 3rd floor
Boston, MA 02111
Attn: Joseph R. Torpy

1.14 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Martin Luther King Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day and Christmas Day (the “Holidays”). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

1.15 “Initial Improvements” means the work that Tenant may perform in the Premises pursuant to a separate agreement (the “Work Letter”) attached to this Lease as Exhibit C.

1.16 “Property” means the Building and the parcel of land on which it is located owned by Landlord and as shown on the plan attached hereto as Exhibit I (the “Land”).

1.17 “Storage Space”: Approximately six thousand five hundred (6,500) square feet of storage space in the basement of the Building.

1.18 “Storage Space Rent”: Twenty Thousand Dollars ($20,000) per year payable in equal monthly installments of One Thousand Six Hundred Sixty-Six and 67/100 Dollars ($1,666.67), such monthly amount to be paid with monthly installments of Base Rent commencing on the same date as Base Rent commences hereunder.

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2.	Lease Grant.

2.01 The Premises are hereby leased to Tenant from Landlord, together with the right to use all other portions of the Property (the “Common Areas”) and the exclusive right to use the Storage Space. Tenant shall have the right to reactivate the loading dock in the Building and to use the same in common with the occupant, if any, of the basement of the Building. All work to reactivate the loading dock shall be performed in accordance with the provisions of Section 9.03 below and in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned and shall be further subject to approval by the City of Boston and any other governmental agency with authority over the Property. Landlord agrees to cooperate with Tenant, at no out of pocket cost to Landlord, in Tenant’s efforts to reactivate the loading dock. Upon completion of such work, the loading dock shall constitute part of the Common Areas.

2.02 Subject to the requirements of all Laws (defined below), Tenant may install a bicycle rack on a portion of the Property (or, subject to the requirements of Section 3.2 of the Street Agreement, any land immediately adjacent to the Property) in a location approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be solely responsible for obtaining, at its expense, such permits and approvals as may be required for the installation and use of any such bicycle rack. Landlord agrees to cooperate with Tenant, at no out of pocket cost to Landlord, in Tenant’s endeavors to obtain any required permit or approval for such bicycle rack. Tenant shall be solely responsible for the operation, maintenance, and repair of any such bicycle rack. Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no liability to Tenant or anyone claiming by, through, or under Tenant for any loss or damage, however caused, to any bicycle or other personal property placed in any such rack.

2.03 Subject to the requirements of all Laws, Tenant shall have the right to construct a roof deck on the roof of the Building in a location and of a size designed by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned (the “Roof Deck”). The Roof Deck shall be constructed in accordance with plans and specifications therefor that have been approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and otherwise in accordance with the provisions of Article 8 hereof. Without limiting the foregoing, Landlord may require that Tenant employ Landlord’s roofing contractor to perform the affixation of the Roof Deck to the roof of the Building (provided such contractor agrees to perform on commercially reasonable terms and rates), and in any event Tenant and its contractors shall strictly comply with the requirements of Landlord’s roof warranty. Tenant shall be solely responsible for obtaining, at its expense, such permits and approvals as may be required for the installation of the Roof Deck. Landlord agrees to cooperate with Tenant, at no out of pocket cost to Landlord, in Tenant’s endeavors to obtain any required permit or approval for the Roof Deck. The Roof Deck shall be considered part of the Premises for all purposes of this Lease, including, without limitation, the provisions of Sections 13 and 14 hereof, but no Rent shall be payable for or with respect to the Roof Deck. Tenant shall have no obligation to remove the Roof Deck at the expiration or earlier termination of the Term.

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2.04 Pursuant to Section 4.1 of the Street Agreement (as defined in Section 9.02 below), all parking spaces located in the Common Areas (as defined in the Street Agreement) adjacent to the Building belong to the owner of the Building. Further, Section 4.1 permits the owner of the Building to seek public approvals to add one or more horizontal parking spaces in the portions of the Common Areas abutting the Building. Landlord agrees that Tenant shall have a revocable license, on the terms and conditions set forth below (the “Parking License”) to place up to three (3) Zipcars and appropriate signage in either the area shown on Exhibit L attached hereto or, to the extent three (3) parking spaces do not exist in such area, in such other portion of the Common Areas as may be permitted under the Street Agreement. The Parking License shall run for the Term of this Lease, except that Landlord may elect to terminate the Parking License at any time by giving Tenant written notice of such election at least six (6) months before the effective date of such termination, which effective date shall be set forth in Landlord’s termination notice. Landlord shall not terminate the Parking License if Landlord has granted parking rights (i) for the purpose of parking rental vehicles in the Common Areas to any other entity in the business of renting automobiles to the public (“Competing Rights”) or (ii) to any other tenant of the Complex (as that term is defined in Section 11.01 below) that leases, in the aggregate, less than 47,000 rentable square feet of space in the Complex (a “Smaller Tenant”), unless Landlord, reasonably simultaneously therewith, terminates all such other rights. After any termination of the Parking License, Landlord shall not grant Competing Rights or parking rights to a Smaller Tenant in the Common Areas unless and until Landlord reinstates the Parking License.

Landlord shall cooperate with Tenant’s efforts to obtain (and to act on Tenant’s behalf if necessary, to obtain, at Tenant’s cost) public approvals so that Tenant may add such additional horizontal parking spaces in such Common Areas so that Tenant may have three (3) Zipcars in parking spaces in the Common Areas adjacent to the Building. In any event, such parking spaces shall be in a location approved in writing by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord shall cooperate with Tenant’s efforts to identify such parking spaces for “Zipcar Use Only”. Tenant shall be responsible for obtaining such permits and approvals as may be required by Law or by the Street Agreement for the use of such parking spaces.

Commencing on the date Tenant first uses any of such parking spaces and thereafter throughout the term of the Parking License, Tenant shall pay Landlord, as additional rent, a monthly charge for each of the three (3) parking spaces covered by the Parking License in an amount equal to the average monthly charge for surface parking spaces in the Fort Point Channel area of Boston as reasonably determined by Landlord from time to time based upon actual charges for such facilities as documented to Tenant. Such charge may be adjusted by Landlord from time to time to reflect actual increases in the fair market rate for such spaces in such area, but not more frequently than one (1) time per calendar year.

3.	Delivery Date; Possession.

3.01 Notwithstanding anything to the contrary herein contained, Tenant shall take the Premises in its “as-is”, condition as of the Execution Date; provided, however, Landlord agrees to demise the Building from the building having an address of 25 Thomson Place prior to the Commencement Date in accordance with the demising specification attached hereto as Exhibit G.

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Except as expressly otherwise provided herein, there shall be no obligation on the part of Landlord to prepare or construct the Premises for Tenant’s occupancy, and without any representations or warranties by Landlord to Tenant as to the condition of the Premises or the Building.

3.02 Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached hereto as Exhibit D. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, except as may be set forth on a punchlist delivered to Landlord not later than thirty (30) days after the Commencement Date.

4.	Rent.

4.01 Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent, Storage Space Rent and Additional Rent due for the Term (collectively referred to as “Rent”). All payments of Rent shall be made by wire transfer of immediately available United States Dollars in accordance with wire transfer instructions provided by Landlord from time to time by written notice to Tenant thereof. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates by written notice to Tenant given at least fifteen (15) days in advance of the next payment and shall be made by wire transfer of current U.S. funds to an account designated by Landlord by written notice to Tenant from time to time or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to five percent (5%) of all past due Rent, provided that Tenant shall be entitled to a grace period of five (5) days after receipt of notice from Landlord specifying such failure to pay for the first (1st) two (2) late payments of Rent in a calendar year. In addition, past due Rent that is not paid within five (5) days of its due date shall accrue interest at eight percent (8%) per annum from the due date until actually paid. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Each party’s covenants are independent of every other covenant of the other party in this Lease.

Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.	Compliance with Laws; Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act (the “Law(s)”), regarding the operation of Tenant’s business and the use,

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condition, configuration, and occupancy of the Premises. Notwithstanding the foregoing, if compliance with Law requires the making of any alteration, addition or installation in or to the Premises, Tenant shall be responsible for performing such work only if the same is made necessary by reason of Tenant’s particular manner of use of the Premises, i.e. as opposed to office uses generically, or by any leasehold improvements performed in the Premises by Tenant, its agents, contractors or employees; and otherwise Landlord shall be responsible for performing such work, the cost of which may be included in Expenses to the extent permitted under Exhibit B hereto. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant, otherwise, Landlord shall be responsible for promptly complying with Laws relating to the Base Building. In the event a violation of Law is identified in the course of performing any Alteration (or any inspections related thereto), and the Alteration was not the cause of the violation, then Landlord shall be responsible for promptly correcting such violation of Law at Landlord’s expense, except that such cost may be included in Expenses to the extent permitted under Exhibit B hereto, and to the extent the Initial Alterations are delayed as a result of such violation and/or the correction thereof, the Rent Commencement Date shall be delayed on a day-for-day basis. By way of clarification of the foregoing, Tenant shall not be responsible for curing any violation that Tenant merely discovers in the course of performing any Alteration, but if Tenant’s performance of any Alteration or other work causes a condition in the Building that previously complied with Law not to comply, then Tenant shall be responsible, at its expense, for bringing such condition into compliance with Law and the Rent Commencement Date shall not be delayed by reason thereof. “Base Building” shall include the roof and roofing system, structural portions of the Building, the public restrooms, and the Building mechanical, electrical and plumbing systems and equipment. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Article 9). As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act or any other Laws that, in any such case, remain uncured.

6.	Security Deposit.

The Security Deposit shall be delivered to Landlord on or before the date that is two (2) Business Days after the Execution Date and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to cure any Default (defined in Article 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within five (5) days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Article 25 (provided that Landlord may retain therefrom Landlord’s reasonable estimate of the amount of Expense Excess and Tax Excess (as those terms are defined in Exhibit B hereto) that would be payable by Tenant upon reconciliation of accounts for the year in which the

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Termination Date occurs, and which retained amount shall be accounted for when Landlord makes such reconciliation for such year). Landlord shall deliver the Security Deposit to a successor or transferee and, following such delivery, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

Provided (i) that Tenant is not in Default (i.e., after notice thereof and expiration of the applicable cure period) of any of its obligations under this Lease on the effective date of any reduction (the “Effective Date of Reduction”) and (ii) that no notice of default is outstanding on the Effective Date of Reduction (i.e., notice has been given but the default has not been cured and the cure period has not expired) provided however that if a notice of default is outstanding as of the Effective Date of Reduction, such reduction shall merely be deferred until the date such default is cured (as opposed to such reduction being forfeited), Landlord shall refund to Tenant such portion of the Security Deposit which it is then holding so as to cause the total Security Deposit to be reduced as of the Effective Date of Reduction to the amount shown in the following schedule:

Effective Date of Reduction	New Reduced Amount of Security Deposit
September 1, 2018	$596,134.00
September 1, 2019	$298,067.00

Notwithstanding the foregoing, if Landlord has validly given a notice of monetary default to Tenant within the twelve (12) month period immediately preceding any Effective Date of Reduction (including any postponed Effective Date of Reduction), then such Effective Date of Reduction shall be postponed until the first day of the calendar month following the one year anniversary of the date on which Tenant cures such monetary default. If Tenant is in Default of its covenants and obligations under the Lease as of such Effective Date of Reduction, then there shall be no further reduction of the Security Deposit. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall have the right to provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Reduction Notice”). Landlord shall refund the applicable portion of the Security Deposit to Tenant within forty-five (45) days after the later to occur of (i) Landlord’s receipt of the Reduction Notice or (ii) the applicable Effective Date of Reduction.

In no event shall the Security Deposit ever be less than Two Hundred Ninety-Eight Thousand Sixty-Seven and 00/100 Dollars ($298,067.00). The balance of the Security Deposit, (i.e., $298,067.00) shall continue to be held by Landlord throughout the Term of the Lease, as it may be extended.

7.	Building Services.

7.01 Landlord shall furnish Tenant with the following services: (a) water and sewer service; (b) heat and air conditioning in season during Building Service Hours, and at all others times upon demand of Tenant, sufficient to maintain the entire Premises within a range of 72-74 degrees Fahrenheit when outdoor conditions are 91 degrees or lower Fahrenheit drybulb and

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73 degrees or lower Fahrenheit wetbulb, and sufficient to minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 6 degrees or higher Fahrenheit drybulb. If Tenant uses HVAC service to the Premises at times other than Building Service Hours, Tenant shall pay Landlord, as additional rent, an hourly fee in an amount reasonably determined by Landlord to compensate Landlord for any additional maintenance, repairs, or wear and tear to the HVAC system serving the Premises caused by such after-hour usage. Such hourly fee shall initially be $40.00 per hour, which amount shall be increased annually by the annual percentage increase in the Consumer Price Index for all Urban Consumers (CPI-U) specified for All Items (1982-84=100) for Boston-Brockton-Nashua, MA-NH-ME-CT and issued by the Bureau Labor Statistics of the United States Department of Labor. Tenant shall have the right to control overtime HVAC usage, and Landlord and Tenant shall cooperate in good faith to establish a mechanism by which Tenant’s overtime HVAC usage can be ascertained and recorded (and, at a minimum, Tenant shall maintain accurate records showing all of Tenant’s overtime HVAC usage and shall provide copies of same to Landlord semi-annually); (c) janitorial service on Business Days in accordance with the specifications set forth in Exhibit J attached hereto; (d) elevator service; (e) electricity in accordance with the terms and conditions in Section 7.02; and (f) snow and ice removal from the streets and sidewalks serving and/or adjacent to the Property to the extent the same is not provided by the City of Boston, and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property. Access to the Building for Tenant and its employees shall be available twenty-four (24) hours per day, seven (7) days per week, subject to the terms of this Lease. On or before the Commencement Date, Landlord shall install at its expense an electronic card access security system at the main entrance to the Premises to allow Tenant and its authorized employees access to the Building during non-Building Service Hours. After the installation thereof, Tenant shall have the sole responsibility for operating, maintaining, repairing, and, as necessary, replacing such card access system. Except for the installation of such card access system, Landlord shall have no responsibility for providing any security service with respect to the Property.

7.02(a) Electricity of not less than ten (10) watts per rentable square foot of the Premises (for lights, plugs, and HVAC service) shall be provided to the Premises by Landlord. Landlord represents that the Premises are separately metered for electrical service. From and after delivery of possession of the Premises to Tenant, Tenant shall, as additional rent, pay Landlord the actual amount paid by Landlord for all electric service to the Premises, including, without limitation, electricity used for the operation of the heating, ventilating, and air-conditioning system serving the Premises. Such additional rent shall be payable within thirty (30) days after delivery to Tenant of Landlord’s invoice therefor, which invoice shall be accompanied by copies of the invoice(s) from the utility provider evidencing such cost.

Without the consent of Landlord, Tenant’s use of electrical service shall not exceed the capacity of the electrical distribution systems and equipment serving the Building, which Landlord represents to be ten (10) watts per rentable square foot of the Premises (for lights, plugs, and HVAC service).

(b) Gas service to the Premises, including, without limitation, gas used for the operation of the heating, ventilating, and air-conditioning system serving the Premises shall be provided by Landlord. Landlord represents that the Premises are separately metered for gas service. From and after delivery of possession of the Premises to Tenant, Tenant shall, as

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additional rent, pay Landlord the actual amount paid by Landlord for gas service to the Premises. Such additional rent shall be payable within thirty (30) days after delivery to Tenant of Landlord’s invoice therefor, which invoice shall be accompanied by copies of the invoice(s) from the utility provider evidencing such cost.

7.03 Provided Landlord, diligently after becoming aware of same, pursues the cure of any condition causing an interruption, diminishment or termination of service, Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement, except as expressly provided herein. Notwithstanding the foregoing, in the event Landlord is unable to furnish any utility or services required under this Lease such that the Premises or any portion thereof become untenantable or Tenant is denied a reasonable means of access to the Premises and in either such case Tenant ceases to occupy the Premises (or the affected portion thereof), and such condition continues for a period of more than five (5) days after Tenant gives Landlord notice thereof, the Base Rent and Additional Rent due hereunder shall abate in proportion to the portion of the Premises affected thereby commencing on the sixth (6th) day until such inability or failure is resolved. Except in the case of emergency, Landlord shall not intentionally interrupt any services to the Premises during Building Service Hours, and Landlord shall provide not less than 48 hours advance notice of any scheduled interruption of any services to the Premises.

8.	Leasehold Improvements.

All improvements in and to the Premises excluding Tenant’s Property (as that term is defined in Section 14 below), including the Initial Improvements and any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant given concurrently with Landlord’s approval of the applicable Leasehold Improvements to the extent such approval is required hereunder (and otherwise within thirty (30) days after Tenant’s request for such determination with respect to any work for which Landlord’s approval is not required hereunder), may require Tenant, at its expense, to remove any Initial Improvements or Alterations, other than Cable (defined below), that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal restrooms and showers, vaults, rolling file systems and structural alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within ten (10) days after receipt of Tenant’s written request accompanied by plans and specifications of the proposed Alterations at issue, Landlord shall advise Tenant in writing as to which portions of the

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Alteration are Required Removables. However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions Building standard, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting.

9.	Repairs and Alterations.

9.01 Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises (in clarification of the foregoing, in no event shall Tenant be responsible for performing any maintenance or repair to the exterior of the Building except in connection with any signage or other equipment installed on the roof or exterior of the Building by or for the benefit of Tenant) that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty (subject to the terms of Article 16) excepted, provided that, subject to the provisions of Article 15, Tenant shall not be responsible for repairs to the Premises to the extent that any damage is caused by the negligence of Landlord or Landlord’s employees, agents or contractors or by any failure of Landlord to perform its obligations hereunder. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. Subject to Section 15, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the negligent or willful acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than thirty (30) days after notice from Landlord (although notice shall not be required in an emergency immediately threatening life or property), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to five percent (5%) of the cost of the repairs.

9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) the Base Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) exterior windows of the Building; and (e) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. In addition to the foregoing, Landlord shall (i) perform all of its obligations under that certain Declaration of Covenants, Restrictions, Development Standards and Easements dated January 6, 2009 between Landlord and other parties and recorded with the Suffolk County Registry of Deeds in Book 44571, Page 100 (the “Street Agreement”), and (ii) use commercially reasonable efforts to enforce for the benefit of Tenant the obligations of the other parties to, and the association responsible for the implementation of, the Street Agreement, with respect to the Common Areas, Infrastructure and Streetscape Improvements (as such terms are defined in the Street Agreement).

9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord agrees to respond to a request for consent within ten (10) business days after receipt of Tenant’s plans and specifications for such Alterations. Landlord’s consent is solely for

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the benefit of Landlord, and neither Tenant nor any third party shall have the right to rely on Landlord’s consent, or its approval of Tenant’s plans, for any purpose whatsoever. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) will not adversely affect the Base Building; and (c) the cost of such work does not exceed $50,000.00 in each instance. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building provided the same will perform on competitive rates and terms); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans (in both paper and CAD file formats) for non-Cosmetic Alterations; provided that no reimbursement shall be required in connection with the examination of the plans for the Initial Improvements. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alterations other than Cosmetic Alterations equal to five percent (5%) of the cost of the Alterations; provided that no fee shall be required in connection with the Initial Improvements. Upon completion, Tenant shall furnish “as-built” plans (in both paper and CAD file formats) for all Alterations other than Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.	Entry by Landlord.

Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building and for no other purpose without the consent of Tenant, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Landlord agrees that it will not show the Premises to prospective tenants except during the last eighteen (18) months of the Term. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs. However, except in emergencies, Landlord will not close the Premises if the repairs can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord will not permit access to the Premises by competitors of Zipcar, Inc. identified by written notice to Landlord from Tenant from time to time. Tenant reserves the right to designate portions of the Premises that may be accessed by Landlord only in the presence of a representative of Tenant except in case of emergency, and Tenant agrees to make a representative available for such purpose upon reasonable advance notice from Landlord.

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11.	Assignment and Subletting.

11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. In connection with any request for approval of a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee (except that financial statements shall not be required in connection with a proposed sublease of less than thirty-three percent (33%) of the rentable area of the Premises, in the aggregate with all other then-extant subleases), a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request within ten (10) days of Landlord’s receipt of Tenant’s request for consent. Within fifteen (15) Business Days after receipt of the required information and documentation, Landlord shall, at its election, either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing. Without limitation, it will not be unreasonable for Landlord to withhold consent to a proposed Transfer to (i) any prospective occupant of the complex of buildings owned by Landlord of which the Building is a part (the “Complex”) to whom Landlord has offered space in the Complex within the two (2) month period immediately previous to the Tenant’s request for consent to the proposed Transfer or (ii) any other occupant of the Complex if either Landlord has available space in the Complex comparable to the space being offered by Tenant or the occupancy by such other occupant of the space being offered by Tenant will directly cause a vacancy in the premises which such other occupant currently occupies in the Complex. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of any Permitted Transfer or requested Transfer. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

11.02 If Tenant intends to market the Premises for an assignment of this Lease or subletting of more than fifty percent (50%) of the Rentable Area of the Premises (other than in connection with a Permitted Transfer), Tenant shall notify Landlord thereof (“Transfer Notice”), and Landlord shall have forty-five (45) days after receipt of the Transfer Notice to notify Tenant that Landlord elects to recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer and Tenant’s Base Rent and Pro Rata Share shall be appropriately adjusted. To the extent the recapture relates to less than the entire Premises, Landlord shall be responsible for separately demising the recapture portion from the remaining Premises, creating appropriate Common Areas (including a common lobby area in the first floor of the Building where Tenant will have signage typical of a tenant for the size of Tenant at such time), separately metering all utilities and making other adjustments to reflect the multi-tenant nature of the Building.

If Landlord does not elect to recapture the Premises or such portion thereof within such forty-five day period, then Tenant shall have the right, subject to the other provisions of this Article 11 to enter into a Transfer with respect to the Premises or such portion for a period of one

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hundred eighty (180) days after the expiration of such forty-five-day-period or such earlier date on which Landlord notifies Tenant that Landlord declines to recapture. If Tenant fails to enter into a Transfer within such one hundred eighty day-period, then, before entering into any subsequent Transfer, Tenant shall again give Landlord the right to recapture the Premises, or the portion thereof proposed to be sublet, pursuant to this Section 11.02.

11.03 Tenant shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer (other than a Permitted Transfer) that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, after first deducting therefrom all reasonable, out of pocket expenses incurred by Tenant in order to effect such Transfer, including, without limitation, attorneys’ fees, construction costs, tenant improvement allowances, marketing costs, brokerage fees, and any free rent. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord.

11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own substantially all of the assets of Tenant and will have a net worth immediately after the Ownership Change which is at least equal to Tenant’s net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least fifteen (15) Business Days prior to the effective date of the Permitted Transfer to the extent permitted by applicable law and otherwise immediately after the Permitted Transfer. Landlord shall not disclose the existence of a Permitted Transfer to any other person or entity until the same is publicly announced by Tenant or otherwise becomes public knowledge. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant (for such period of time as such entity continues to be controlled by, controlling or under common control with Tenant, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be controlled by, controlling or under common control with Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this Lease governed by the provisions of this Article 11).

12.	Liens.

Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees (it being agreed that the filing of a Notice of Contract shall not be deemed to constitute a lien unless a Statement of Account is filed thereafter with respect thereto). Tenant shall give Landlord notice at least fifteen (15) days

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prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within ten (10) days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees, plus an administrative fee equal to five percent (5%) of the amount otherwise paid by Landlord. Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant to the extent the same is reasonably expected to cost in excess of $250,000 but no bond shall be required by Landlord with respect to the Initial Alterations if the general contractor is Structuretone or JDL Construction. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

13.	Indemnity and Waiver of Claims.

Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Article 23) and agents (the “Landlord Related Parties”) from all claims for any damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties other than any agent or contractor of Landlord, (c) the bursting or leaking of any tank, water closet, drain or other pipe, unless due to or arising out of the negligence or willful misconduct of the Landlord or any of Landlord’s contractors, employees, or agents, (d) the inadequacy or failure of any security services, personnel or equipment, unless due to or arising out of the negligence or willful misconduct of the Landlord or any of Landlord’s contractors, employees, or agents, or (e) any matter not within the reasonable control of Landlord. In addition to the foregoing Tenant agrees that Landlord shall have no responsibility or liability whatsoever for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord’s contractors, employees, or agents but subject to Section 15 below. Except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord’s contractors, employees, or agents, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with (i) any damage or injury occurring in the Premises or (ii) any negligence or willful misconduct (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant’s transferees, contractors, licensees, employees or agents. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or any of Tenant’s transferees, contractors, licensees, employees or agents, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, and employees (“Tenant Related Parties”) harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the negligence or willful misconduct (including violations of Law) of Landlord or any of Landlord’s contractors, employees or agents.

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14.	Insurance.

(a) Tenant’s Insurance. Tenant shall obtain, and shall keep in full force and effect, the following insurance, with insurers that are authorized to do business in the Commonwealth of Massachusetts and are rated at least A (Class X) in Best’s Key Rating Guide:

(i) Commercial General Liability Insurance, which shall include premises liability, contractual liability covering Tenant’s indemnity obligations under Section 13 of this Lease (to the extent covered as an Insured Contract in a standard ISO GCL Policy), all risk legal liability, personal & advertising injury and products/completed operations coverage. Policy shall insure against claims for bodily injury, personal injury, death or property damage occurring on, in or about the Premises with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate.

(ii) Special Form (“All Risk”) Property, insuring all equipment, trade fixtures, inventory, fixtures and personal property (“Tenant’s Property”) and any Alterations or other Leasehold Improvements which are the responsibility of Tenant, located on or in the Premises with an agreed amount endorsement and equal to the full replacement cost value of such property.

(iii) Workers’ Compensation Insurance as required by applicable laws of the State in which the Premises is located, including Employers’ Liability Insurance with limits of not less than: (x) $500,000 per accident; (y) $500,000 disease, policy limit; and (z) $500,000 disease, each employee.

(iv) Excess or Umbrella Liability Insurance with limits of not less than Four Million Dollars ($4,000,000.00) per occurrence and in the aggregate providing coverage excess and follow-form of the primary general and employer’s liability insurances required hereinto.

(v) Such other insurance as Landlord reasonably deems necessary and prudent or as may be required by any Mortgagee (defined below).

(vi) In addition to the above aforementioned insurances, and during any such time as any alterations or work is being performed at the Premises (except that work being performed by the Landlord or on behalf of Landlord) Tenant, at its sole cost and expense, shall carry, or shall cause to be carried and shall deliver to Landlord at least ten (10) days prior to commencement of any such alteration or work, evidence of insurance with respects to (a) workers compensation insurance covering all persons employed in connection with the proposed alteration or work in statutory

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limits, (b) general/excess liability insurance, in an amount commensurate with the work to be performed but not less than Three Million Dollars ($3,000,000) per occurrence and in the aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming all additional insured parties as outlined below and required of Tenant and shall include a waiver of subrogation in favor of such parties, (c) builders risk insurance, to the extent such alterations or work may require, on a completed value form including permission to occupy, covering all physical loss or damages, in an amount and kind reasonable satisfactory to Landlord, and (d) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contactors or subcontractors.

(b) Policy Requirements. The policies of insurance required to be maintained by Tenant pursuant to this Section 14 must be reasonably satisfactory to Landlord and must be written as primary policy coverage and not contributing with, or in excess of, any coverage carried by Landlord. All policies must name Tenant as the named insured party and (except for worker’s compensation and property insurance) all policies shall name as additional insureds for on-going and completed operations, Landlord, Crosspoint Associates, Inc., the Mortgagee under any Mortgage (as those terms are defined below), and Landlord’s managing agent, if any. In addition Tenant agrees and shall provide thirty (30) days’ prior written notice of suspension, cancellation, termination, or non-renewal of coverage to Landlord. Tenant shall not self-insure for any insurance coverage required to be carried by Tenant under this Lease. The deductible for any insurance policy required hereunder must not exceed $100,000.00. Tenant shall have the right to provide the insurance coverage required under this Lease through a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease.

(c) Certificates of Insurance. Prior to the Commencement Date, Tenant shall deliver to Landlord certificates of insurance evidencing all insurance Tenant is obligated to carry under this Lease, together with a copy of the endorsement(s), specifically but not limited to Waiver of Rights to Recover From Others, Additional Insureds (on-going and completed operations) and Contractual Liability endorsements. Within ten (10) days prior to the expiration of any such insurance, Tenant shall deliver to Landlord certificates of insurance evidencing the renewal of such insurance. Tenant’s certificates of insurance must be on: (i) Acord Form 27 with respect to property insurance; and (ii) Acord Form 25-S with respect to liability insurance or, in each case, on successor forms approved by Landlord, and in any event state Landlord as the certificate holder.

(d) No Separate Insurance. Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 14(a) unless Landlord and Tenant are named as insureds therein.

(e) Tenant’s Failure to Maintain Insurance. If Tenant fails to maintain the insurance required by this Lease, which failure continues for more than two (2) business days after notice to Tenant thereof. Landlord may, but shall not be obligated to, obtain, and pay the premiums for, such insurance. Upon demand, Tenant shall pay to Landlord all amounts paid by Landlord pursuant to this Section 14(e).

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(f) Landlord’s Insurance. Landlord, shall at all times during the Term of this Lease procure and keep in force (i) commercial general liability insurance, which includes contractual liability coverage for Landlord’s indemnity obligations set forth in Section 13 above at limits no less than $2,000,000 per occurrence and $4,000,000 annual aggregate and, (ii) Special Form “All Risk” property insurance covering the full replacement cost of the Building with no coinsurance limitation and including all coverages and perils as required by Landlord’s mortgagee, including, without limitation, earthquake and flood insurance.

15.	Subrogation.

Landlord and Tenant agree to have all property insurance policies which are required to be carried by either of them hereunder endorsed to provide that the insurer waives all rights of subrogation which such insurer might have against the other party and Landlord’s mortgagee, if any. By this clause, the parties intend and hereby agree that the risk of loss or damage to property shall be borne by the parties’ insurance carriers. It is hereby agreed that Landlord and Tenant shall look solely to, and seek recovery from, only their respective insurance carriers in the event a loss is sustained for which Property Insurance is carried or is required to be carried under this Lease. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, and their respective agents, partners and employees, for any loss or damage to any of its property insured under the insurance policies required hereunder including but not limited to any business interruption, loss of income or special, indirect or consequential damages. The provisions of this Section 15 will survive the expiration or earlier termination of this Lease.

16.	Casualty Damage.

16.01 If all or any portion of the Premises or Building becomes untenantable by fire or other casualty to the Premises (collectively a “Casualty”), Landlord, with reasonable promptness (not to exceed forty-five (45) days after the Casualty), shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a good faith written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and the Building (“Completion Estimate”). If the Completion Estimate indicates that the Premises or Building cannot be restored within two hundred ten (210) days from the date of the Casualty, then either party shall have the right to terminate this Lease upon written notice to the other within ten (10) days after receipt of the Completion Estimate. In addition, Landlord, by notice to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged (i.e., damaged such that the restoration thereof will, in the ordinary course, require more than sixty (60) days to complete after the commencement of such work) and there is less than seventeen (17) months of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs provided Landlord maintained the Property insurance required under Section 14(f)(ii).

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16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and the Building. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. In the event Landlord has not Substantially Completed the restoration of the Building or the Premises by the later of (i) two hundred and ten (210) days from the Casualty, or (ii) the period set forth in the Completion Estimate, then Tenant may elect to terminate this Lease by giving Landlord notice of such election at any time after the expiration of the applicable period and before Landlord has Substantially Completed such restoration. If Tenant so elects, then this Lease shall terminate on the date that is thirty (30) days after delivery of Tenant’s termination notice with the same force and effect as if such date were the Termination Date unless, on or before the expiration of such thirty-day period, Landlord has Substantially Completed such restoration, in which event Tenant’s termination election shall automatically become void.

17.	Condemnation.

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.	Events of Default.

Each of the following occurrences shall be a “Default”: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for ten (10) days after written notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within thirty (30) days after written notice to Tenant provided, however, if Tenant’s failure to comply cannot

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reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed an additional thirty (30) days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within ten (10) days after such notice to Tenant and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law. If Landlord provides Tenant with notice of Tenant’s failure to comply with any specific provision of this Lease on three (3) separate occasions during any twelve-(12)-month period, Tenant’s subsequent violation of such provision shall, at Landlord’s option, be an incurable Default by Tenant. All notices sent under this Article shall be in satisfaction of, and not in addition to, notice required by Law.

19.	Remedies.

19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions and marketing expenses, the cost of alterations and the value of other commercially reasonable concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but, except as expressly provided below, shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

(c) Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.

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19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value using the then applicable so-called Federal Discount Rate less (ii) the then fair market rental value of the Premises for the remainder of the Term, discounted to present value as aforesaid. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO LANDLORD’S INTEREST IN THE PROPERTY (INCLUDING THE UNDISTRIBUTED RENTS AND PROCEEDS THEREFROM) AND ANY INSURANCE PROCEEDS FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NONE OF TENANT, LANDLORD NOR ANY TENANT RELATED PARTY OR LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT OR TENANT OR ANY TENANT RELATED PARTY BE LIABLE TO LANDLORD FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE EXCEPT AS PROVIDED IN SECTION 22 BELOW. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANTS OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

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21.	Intentionally Omitted.

22.	Holding Over.

If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (prorated for partial months during the holdover) equal to one hundred fifty percent (150%) of the sum of the Base Rent and Additional Rent for the first thirty (30) days of any such holdover and thereafter two hundred percent (200%) of the sum of the Base Rent and Additional Rent (and such payment of increased Additional Rent shall not be subject to any annual reconciliation based upon actual expenses) due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover that continues for more than thirty (30) days, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.	Subordination to Mortgages; Estoppel Certificate.

Subject to Landlord’s delivery of an SNDA (defined below) for the benefit of Tenant as provided below, Tenant accepts this Lease subject and subordinate to the lien of any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to the lien of renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease, provided, however, that the subordination of this Lease to any mortgage or ground lease entered into after the date of this Lease shall be upon the express condition that so long as Tenant is not in Default of the Lease beyond applicable notice and cure periods, Tenant’s possession and enjoyment of the Premises and Tenant’s rights under this Lease shall not be disturbed or interfered with in the event of a foreclosure of such mortgage or lease or the exercise of any rights thereunder. Landlord and Tenant shall each, within fifteen (15) days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any Defaults and the amount of Rent that is due and payable.

Notwithstanding the foregoing, Landlord will obtain a non-disturbance, subordination and attornment agreement (an “SNDA”) from (i) Landlord’s current Mortgagee on such Mortgagee’s current standard form of agreement, a copy of which is attached hereto as Exhibit H, concurrently with the execution of this Lease and as a condition to Tenant’s obligations hereunder, and (ii) any future Mortgagee in a commercially reasonable form as a condition of Tenant’s subordination as contained herein. Tenant will execute each such SNDA and return the same to Landlord for execution by the Mortgagee within fifteen (15) days after delivery thereof

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to Tenant. Landlord represents that (i) Yellow Brick Real Estate Capital I, LLC holds the only Mortgage encumbering the Premises as of the date of this Lease (the “Existing Mortgage”), (ii) no default exists or has been threatened by Mortgagee under the Existing Mortgage, and (iii) the maturity date of the Existing Mortgage is August 16, 2017.

24.	Notice.

All demands, approvals, consents or notices (collectively referred to as a “notice”) shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.	Surrender of Premises.

At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty, and damage caused by Landlord or any Landlord Related Party excepted. If Tenant fails to remove any of Tenant’s Property within two (2) days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred, plus an administrative fee in an amount equal to ten percent (10%) of such expenses and charges. If Tenant fails to remove Tenant’s Property from the Premises or storage, within thirty (30) days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and title to Tenant’s Property shall vest in Landlord.

26.	Miscellaneous.

26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Each party represents and warrants to the other that each individual executing this Lease on its behalf is authorized to do so.

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26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party’s failure to declare a Default immediately upon its occurrence, or delay in taking action for a Default, shall not constitute a waiver of the Default, nor shall it constitute an estoppel.

26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”).

26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer and assumption by the successor, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Each party represents that it has dealt directly with only the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord shall be responsible for any fees or commissions due to the Broker.

26.06 Time is of the essence with respect to Tenant’s exercise of any expansion or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.07 Neither Landlord nor any one claiming by, through or under Landlord shall disturb Tenant’s use of the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.08 This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

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26.09 Tenant shall not record this Lease or any memorandum or notice without Landlord’s prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant’s cost and expense (and in a form reasonably satisfactory to Landlord), if the initial Term of this Lease or the initial Term plus extension terms granted exceed, in the aggregate, 7 years. Landlord and Tenant each agrees to execute, acknowledge, and deliver to the other party a notice of lease with respect to this Lease concurrently with the execution and delivery of this Lease. If this Lease is terminated before the Term expires, upon Landlord’s request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord’s request therefor within ten (10) days.

26.10 Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. Notwithstanding the foregoing, Tenant shall have no obligation to provide to Landlord financial statements as provided in the preceding sentence more often than once per year during the Term. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s lenders or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Notwithstanding the foregoing, Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building or upon an Event of Default by Tenant. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant. The provisions of this Section 26.10 shall not apply to Tenant so long as Tenant is a publicly traded company with financial statements available in the public domain. Notwithstanding the foregoing, at any time that Tenant ceases to be a publicly traded company, Landlord may request such financial statements even if the foregoing conditions to such request are not then satisfied.

26.11 Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out of pocket costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

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26.12 Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. Landlord shall not unreasonably withhold its consent to the installation and operation of such telecommunications systems, telecommunication services and/or transmission systems. Landlord agrees that the following service providers shall have the right under this Lease to access and provide services to the Premises without further consent of Landlord: Verizon, Abovenet, Towerstream, Comcast, and XO, but Tenant agrees to give Landlord prior notice of, and a copy of, any contract between Tenant and any such provider. In no event shall Tenant or any such provider record any such contract or any memorandum thereof against Landlord’s title to the Premises.

26.13 Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone other than Tenant’s accountants, attorneys and existing and prospective lenders and investors, who shall agree to keep such information confidential, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except to the extent required by law. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

26.14 The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 26.14, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including attorneys’ fees and cost of cleanup and remediation) arising from Tenant’s failure to comply with the provisions of this Section 26.14. This indemnity provision shall survive termination or expiration of the Lease.

Landlord represents and warrants, to Landlord’s actual knowledge without inquiry, that it is not aware of any existing Hazardous Materials present at the Premises in violation of any Laws. Landlord represents that, as of the Execution Date, it has not received any written notice of any violation of any Laws that has not been cured or remediated as required by law. Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and

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expenses (including attorneys’ fees and cost of cleanup and remediation) from any Hazardous Materials which exist in, on or under the Building as of the Commencement Date, or which are introduced into the Building by Landlord, its agents, employees or contractors.

27.	OFAC Compliance.

(a) Tenant represents and warrants that (a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) to Tenant’s knowledge no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), and (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not knowingly to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be a material Default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material Default of the Lease.

(d) Landlord represents and warrants that (a) Landlord is (i) not currently identified on the List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other

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prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Landlord constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Landlord (whether directly or indirectly), and (d) none of the funds of Landlord have been derived from any unlawful activity with the result that the investment in Landlord is prohibited by law or that the Lease is in violation of law.

(e) Landlord covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Landlord has a reasonable basis to believe that they may no longer be true or have been breached, (c) not knowingly to use funds from any Prohibited Person and (d) at the request of Tenant, to provide such information as may be requested by Tenant to determine Landlord’s compliance with the terms hereof.

28.	Parking.

Tenant shall have the right to use twelve (12) automobile parking spaces on an unreserved basis, which spaces shall be located, as designated from time to time by Landlord, in any one or more of the following locations: (i) the 11 Stillings Street garage and (ii) the 17 Farnsworth Street garage (collectively, the “Parking Facility”) based upon the Tenant’s occupancy of 46,200 rentable square feet; the foregoing referred to herein as “Tenant’s Parking”). Landlord represents and warrants that it has legal rights pursuant to a written agreement with the owner of each Parking Facility (the “Parking Agreements”), without consent or approval of any other party, to provide Tenant’s Parking in each Parking Facility and that such rights expire no earlier than the expiration of the initial Term of this Lease. Landlord agrees to use commercially reasonably efforts to extend the Parking Agreements so as to be able to continue to provide Tenant’s Parking throughout any extension of the Term of this Lease, failing which Landlord shall provide substitute Tenant’s Parking at either or both of (x) the 344 Congress Street Surface Parking Lot or (y) any other parking facility located within one quarter (1/4) mile of the Premises; provided, however, that in such event Landlord shall diligently use commercially reasonable efforts to cause such substitute Tenant’s Parking to be located in a garage or other covered parking facility. Tenant’s Parking shall be non-transferable (directly or indirectly) to any other institutions, entities or individuals except in connection with a Transfer permitted under Section 11 above. Overnight parking in the Parking Facility shall be strictly prohibited. Said parking shall be paid for by Tenant to the operator of the Parking Facility (or substitute Parking Facility) at the then current prevailing rate in the applicable Parking Facility, as such rate may vary from time to time. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize Tenant’s Parking or for Tenant utilizing less than all of Tenant’ Parking.

Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garages. Landlord shall not be liable for any loss, injury or damage to persons using the Garages or automobiles or other property thereon, it being agreed that, to the fullest extent permitted by law, the use of the Garages and the parking spaces shall be at the sole risk of Tenant and its employees.

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Tenant acknowledges that Landlord does not own any of the parking facilities included within the Parking Facility, but, subject to the foregoing, Landlord has the right to grant Tenant’s Parking in the Parking Facility pursuant to the Parking Agreements. Tenant’s use of the Parking Facility shall be subject to the reasonable rules and regulations of the owner and/or operator of the applicable Parking Facility.

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Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

FARNSWORTH STILLINGS L.P., a Delaware limited partnership

By:	Farnsworth Stillings LLC, its general partner

By:	/s/ John W. Hueber
John W. Hueber, Manager

TENANT:

ZIPCAR, INC., a Delaware corporation

By:	/s/ Scott W. Griffith
Name:	Scott W. Griffith
Title:	Chief Executive Officer

Tenant’s Tax ID Number (SSN or FEIN)

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EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the Lease by and between FARNSWORTH STILLINGS L.P., a Delaware limited partnership (“Landlord”) and ZIPCAR, INC., a Delaware corporation (“Tenant”) for space in the Building located at 35 Thomson Place, Boston, Massachusetts 02210.

1. Payments.

1.01. Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the “Expense Excess”) and also the amount, if any, by which Taxes (defined below) for each Fiscal Year during the Term exceed Taxes for the Base Year (the “Tax Excess”). If Expenses or Taxes in any calendar year or Fiscal Year decrease below the amount of Expenses or Taxes for the Base Year, Tenant’s Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate(s) until Landlord provides Tenant with the new estimate.

1.02. Within one hundred twenty (120) days after the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a reasonably detailed statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall refund such amount, provided that if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal year, as the case may be, for such prior year, Tenant shall pay Landlord, within thirty (30) days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2. Expenses.

2.01. “Expenses” means all reasonable costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs; (b) management fees not to exceed four percent (4%) of the gross revenues of the Property; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of non-capital parts, supplies, tools and equipment; (g) insurance premiums and deductibles; and (h) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) that are made in order to comply with Laws enacted or first becoming applicable to the Property after the Execution Date or to reduce other Expenses (“Included Capital Improvements”). The cost of Included Capital Improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings, if any, resulting from an Included Capital Improvement to equal the total cost of the Included Capital Improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties on a consistent basis throughout the Term.

2.02. Expenses shall not include:

(a) depreciation;

(b) principal payments of mortgage and other non operating debts of Landlord;

(c) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(d) costs in connection with leasing space in the Building, including brokerage commissions;

(e) lease concessions, rental abatements and construction allowances granted to specific tenants;

(f) costs incurred in connection with the sale, financing or refinancing of the Building;

(g) fines, interest and penalties incurred due to the late payment of Taxes or Expenses;

(h) organizational expenses associated with the creation and operation of the entity which constitutes Landlord;

(i) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases;

(j) Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(k) Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;

(l) Advertising and promotional expenditures;

(m) Landlord’s charitable and political contributions;

(n) Base Rent and percentage rent, if any, payable under any ground lease affecting the Property;

(o) Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building;

(p) The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant;

(q) All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building);

(r) Any expenses for which Landlord has received actual reimbursement (other than through Expenses);

(s) Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building or Property;

(t) Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty;

(u) Fines or penalties incurred as a result of violation by Landlord of any applicable Laws;

(v) Costs related to Casualty or Taking except to the extent of any incurred deductible;

(w) Costs of monitoring, testing or remediating Hazardous Materials;

(x) Costs of capital expenditures except Included Capital Improvements as set forth in Section 2.01 above; and

(y) Costs of correcting violations of Law existing as of the Execution Date.

2.03. If at any time during a calendar year the Building is not at least ninety-five percent (95%) occupied or Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Square Footage of the Building, Expenses shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Square Footage of the Building. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. Taxes. “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all reasonable, out of pocket costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any reasonable costs incurred by Landlord for compliance, review and appeal (provided, however, that after the first time, if any, that the costs incurred by Landlord in seeking a tax abatement exceed the amount of the abatement actually obtained, in any subsequent year the amount of such costs may be included in Taxes only to the extent of the abatement actually obtained in such year) of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. Notwithstanding the foregoing, with respect to any assessment that may be payable over a period longer than the current Fiscal Year, for purposes of determining the Tax Excess Landlord shall be deemed to have elected to pay such assessment over the longest period of time permitted by applicable Law and there shall be included in Taxes for any Fiscal Year during the Term only those installments (including interest accruing and payable thereon) or parts of installments that are required to be paid during such Fiscal Year. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in the Tax Excess within thirty (30) days after Tenant’s receipt of a statement from Landlord. Landlord shall provide to Tenant a copy of all bills for Taxes included within any statement delivered above with respect to Taxes.

4. Audit Rights. Tenant, within one hundred twenty (120) days after receiving Landlord’s statement of Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection in the greater Boston area that are reasonably necessary for Tenant to conduct its review. If Tenant retains an agent to review Landlord’s records, the agent may not be an examiner of Tenant who is being paid by Tenant on a contingent fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit except as set forth below. Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the ninety-(90)-day period or fails to provide Landlord with a Review Notice within the one hundred twenty-(120)-day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. However, notwithstanding the foregoing, if, subject to the following provisions of this Section 4, the audit reveals that Expenses for the Building for the year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant and in all events Landlord shall promptly refund any overpayment made by Tenant. If Landlord disputes the result of such audit, Landlord shall notify Tenant thereof within ten (10) business days after delivery of the audit to Landlord. If Landlord and Tenant are unable to resolve such dispute within thirty (30) days after the date of Landlord’s dispute notice, then such dispute shall be submitted to arbitration in accordance with the provisions of Section 5 below.

5. Arbitration. If a dispute as to Expenses or Taxes is submitted to arbitration, the arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the Commonwealth of Massachusetts Superior Court for Suffolk County; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision.

6. Two-Year Limitation. To the extent Landlord fails to bill Tenant for any amount claimed due with respect to Expenses or Taxes within two (2) years of the date on which Landlord delivered to Tenant the annual statement for the year in which the amount claimed to be due was incurred, Landlord shall have no right to demand payment for the same from Tenant, and Landlord waives all rights with respect thereto.

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between FARNSWORTH STILLINGS L.P., a Delaware limited partnership (“Landlord”) and ZIPCAR, INC., a Delaware corporation (“Tenant”) for space in the Building located at 35 Thomson Place, Boston, Massachusetts 02210.

I.	Initial Improvements.

(i)	Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit C is attached shall have the right to perform alterations and improvements in the Premises (the “Initial Improvements”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Initial Improvements in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Improvements and the contractors to be retained by Tenant to perform such Initial Improvements. Landlord hereby approves the conceptual plans for the Initial Improvements as shown on Schedule C-1 attached hereto (the “Conceptual Plans”), and Landlord may not unreasonably withhold, delay, or condition its approval to the Initial Improvements shown on any subsequently delivered plans and specifications with respect to elements of the Initial Improvements shown on the Conceptual Plans. To the extent Landlord objects to any plans or specifications for the Initial Improvements, it shall provide a reasonably detailed writing identifying the reasons for its objection. Landlord shall promptly provide all information, plans, and specifications with respect to the Building within Landlord’s possession or control (it being agreed that Landlord shall have no obligation to generate any new materials or summaries for the benefit of Tenant) which Tenant reasonably requests in connection with the design and construction of the Initial Improvements. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Improvements shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Improvements shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than one hundred percent (100%) of the total estimated cost of the Initial Improvements, or (iv) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

(ii)	Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that except for Landlord’s obligation to provide Landlord’s Contribution, as hereinafter defined, Landlord shall not be required to perform any work or incur any costs, in connection with the construction or demolition of any improvements in the Premises; provided, however, that this shall not affect any of Landlord’s obligations under Sections 5, 7, 9, 16 and 17 of the Lease. There shall be no limits on the times during which Tenant and its contractors may perform the Initial Alterations.

(iii)	This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

II.	Improvement Allowance.

Provided Tenant is not in default beyond any applicable notice and cure periods, Landlord agrees to contribute an amount equal to $1,155,000.00 (i.e., $25.00 per rentable square foot of the Premises) (the “Allowance”), toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for the cost of preparing design and construction documents; permitting costs, management fees, telecommunications and data cabling installation; costs of permitting and installing signage; mechanical and electrical plans for the Initial Alterations and for all other hard and soft costs in connection with the Initial Alterations). In addition, the Allowance may be used toward the cost of Tenant’s actual moving expenses and furniture costs. The Allowance, or such portion thereof that equals the amount expended by Tenant on the items described above, shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Initial Alterations, within 30 days following substantial completion of the Initial Alterations and receipt by Landlord of Tenant’s requisition for the Allowance accompanied by (1) invoices covering all labor and materials expended and used in the Initial Alterations; (2) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant; (3) full and final waivers of lien; (4) as-built plans (in both paper and CAD file formats) of the Initial Alterations; (5) an AIA-G704 from Tenant’s architect; and (6) a certificate of occupancy issued with respect to the Premises by the Inspectional Services Department of the City of Boston (“ISD”) or written evidence that other permission has been obtained from ISD for occupancy by Tenant of the Premises. The Allowance shall be disbursed in the amount reflected on the invoices meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse the Allowance during the continuance of an uncured Default under the Lease. Any portion of the Allowance that has not been requisitioned on or before the date that is two (2) years after the Commencement Date shall be forfeited by Tenant and remain the property of Landlord.

In order to secure Landlord’s obligation to pay the Allowance to Tenant, Landlord shall deposit current funds in the amount of the Allowance with Fidelity National title Insurance Company (the “Escrow Agent”), who shall hold such funds and disburse same in accordance with an escrow agreement by and among Landlord, Tenant, and the Escrow Agent substantially in the form attached hereto as Exhibit K (the “Escrow Agreement”). Landlord and Tenant shall execute the Escrow Agreement on the Execution Date, and Landlord shall cause the Escrow Agent to execute the Escrow Agreement forthwith thereafter. Landlord shall fund the Escrow Agreement not later than the date that is two (2) Business Days after the Execution Date and provide an acknowledgment from the Escrow Agent of receipt of the same. If Landlord shall fail to deposit an amount equal to the Allowance with the Escrow Agent in such time period, Tenant shall have the right to terminate this Lease upon written notice to Landlord given at any time after such time period and before Landlord deposits such amount.

EXHIBIT C-1

TENANT’S PRELIMINARY PLANS

-1

EXHIBIT D

COMMENCEMENT DATE AGREEMENT

Date

Tenant
Address

Re:	Commencement Letter with respect to that certain Lease dated as of the day of , , by and between , a ,as Landlord, and , as Tenant, for rentable square feet on the floor of the Building located at , Massachusetts, .

Dear                                 :

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ;

2.	The Termination Date of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory

Agreed and Accepted:

Tenant:

By:
Name:
Title:
Date:

D-1

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas.

2.	Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees caused by violation of the foregoing shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.	No signs, advertisements or notices shall be painted or affixed to exterior windows or doors of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.

4.	Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.	Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.	All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s commercially reasonable rules, regulations, policies and procedures, which may be revised from time to time but shall be consistent with those of a single-tenant building.

7.	Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury subject to the terms of the Lease.

8.	Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense subject to the terms of the Lease.

9.	No animals, except those assisting handicapped persons, shall be brought into the Building or kept in or about the Premises.

10.	No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

11.	Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

12.	Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.

13.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

14.	Landlord may from time to time adopt reasonable systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable systems and procedures.

15.	Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

16.	Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

17.	Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance.

18.	The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between FARNSWORTH STILLINGS L.P., a Delaware limited partnership (“Landlord”) and ZIPCAR, INC., a Delaware corporation (“Tenant”) for space in the Building located at 35 Thomson Place, Boston, Massachusetts 02210.

1.	EXTENSION OPTION

A.	Grant of Option; Conditions. Tenant shall have, subject to the following terms and conditions, the right to extend the Term of the Lease with respect to the entirety of the Premises for two (2) additional periods (the “First Extension Term” and “Second Extension Term”, respectively; each an “Extension Term”) of five (5) years each, if:

(i)	Landlord receives notice of exercise (“Extension Notice”) not less than eighteen (18) full calendar months prior to the expiration of the initial Term or the First Extension Term, as the case may be, and not more than twenty-one (21) full calendar months prior to the expiration of the initial Term or the First Extension Term, as the case may be; and

(ii)	Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Extension Notice, or at the time Tenant delivers its Binding Notice (as defined below); and

(iii)	Not more than fifty percent (50%) of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Article 11 of the Lease) at the time that Tenant delivers its Initial Extension Notice, or at the time Tenant delivers its Binding Notice; and

(iv)	The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article 11 of the Lease) prior to the date that Tenant delivers its Extension Notice, or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Extension Term.

(i)

The Lease of the Premises for such Extension Term shall be upon all of the same terms and conditions as set forth in the Lease for the then current Term, except that (a) Tenant shall have no further option to extend the Term after the Second Extension Term, and (b) the initial Base Rent rate per rentable square foot for the Premises during such Extension Term shall equal the greater of (i) the Base Rent payable during the last period of the Initial Term (with respect to the First Extension Term) or the last period of the First Extension Term (with respect to the Second Expiration Term), as the case may be, or (ii) the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during any Extension Term may increase in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article 4 of the Lease.

(ii)	Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during any Extension Term in accordance with the terms of Article 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Extension Term.

C.	Initial Procedure for Determining Prevailing Market. Within thirty (30) days after receipt of Tenant’s Extension Notice, Landlord shall advise Tenant of Landlord’s good faith estimate of the Prevailing Market rate for the Premises for the applicable Extension Term. Tenant, within fifteen (15) days after the date on which Landlord advises Tenant of the Prevailing Market rate for the applicable Extension Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Extension Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such fifteen-(15)-day period, Tenant shall be deemed to have provided a Rejection Notice. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Extension Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides or is deemed to have provided Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during such Extension Term. Upon agreement, Landlord and Tenant shall enter into the Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, then the Prevailing Market rate shall be determined in accordance with the arbitration procedures described in Section D below.

D.	Arbitration Procedure.

(i)

If Landlord and Tenant have failed to reach agreement as to the Prevailing Market rate within thirty (30) days after the date of the Rejection Notice, then, within five (5) days after the expiration of such thirty-(30)-day period, Landlord and Tenant shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the applicable Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Extension Term. Each appraiser so selected shall be either (a) certified as an MAI appraiser or as an ASA appraiser or (b) a licensed real estate broker and, in either case, have had at least five (5) years’ experience within the previous ten (10) years as a real estate appraiser working in the Seaport District of Boston, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

(ii)	Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the applicable Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the seven-(7)-day period referred to above, and such failure continues for three (3) Business Days after written notice thereof, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty-(20)-day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

(iii)	If the Prevailing Market rate has not been determined by the commencement date of the applicable Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the then current Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the applicable Extension Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof.

E.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, Landlord shall prepare an amendment (the “Extension Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Extension Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice, or Rejection Notice, as the case may be, and Tenant shall execute and return the Extension Amendment to Landlord within fifteen (15) days after Tenant’s receipt of same, but, upon delivery of the Extension Notice, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

F.	Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arm’s length fair market annual rental rate per rentable square foot under extension leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Seaport District of Boston. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

2.	FURNITURE, FIXTURES AND EQUIPMENT

On the Commencement Date, all furniture, fixtures, and equipment located in each and every office and conference room in the Premises (i.e., as opposed to open areas) (the “FFE”) shall be conveyed to Tenant in its as-is, where-is condition, without any representation or warranty whatsoever by Landlord (except as provided in the following sentence), whereupon all such items shall become the property of Tenant. Landlord represents and warrants that pursuant to the Termination Agreement, Landlord shall have ownership of the FFE, free of all liens and interests of others, and shall have the right to convey the same to Tenant as provided herein. All other furniture, fixtures, and equipment in the Premises as of the Execution Date shall be removed from the Premises by Landlord at its expense on or before the Commencement Date.

3.	SIGNAGE

Tenant shall, subject to the provisions of this Section 3, have the right to install, maintain, replace, and repair on the exterior of the Building the maximum signage permitted under applicable law, which signage shall be limited to Tenant’s name and/or logo (the “Exterior Signage”). The Exterior signage shall comply in all respects with all applicable laws, regulations and orders of public authorities and Tenant shall be solely responsible for obtaining, at its expense, all permits and approvals required by law for the Exterior Signage. There shall be no limitation under this Lease on Tenant’s rights to install signage within the Premises provided the same is not visible from the exterior of the Building.

The size and the appearance of the Exterior Signage shall be subject to the prior approval of Landlord, which approval shall not unreasonably be withheld, conditioned or delayed. The installation, maintenance, and repair of such Exterior Signage shall be performed at Tenant’s expense in accordance with the terms and conditions governing alterations pursuant to Article 9 of the Lease. At the expiration of the Lease Term, Tenant shall, at its cost and expense, remove the Exterior Signage and restore all damage to the Building caused by the installation and/or removal of such Exterior Signage, which removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Article 9 of the Lease.

Landlord shall cooperate with Tenant’s efforts to obtain any permit or approval required or desirable in connection with the installation of the Exterior Signage, and Tenant shall reimburse Landlord for its reasonable third party out-of-pocket costs incurred in connection with providing such cooperation.

So long as Tenant is leasing the entirety of the Premises, Landlord shall not install, or permit any other party to install, exterior signage on the Building.

4. THOMSON CAFETERIA USE. Upon Tenant’s request, Landlord agrees to introduce Tenant to the appropriate representatives of the Current Tenant, and facilitate discussions between Current Tenant and Tenant, for the possible shared use of the existing cafeteria located at 44 Thomson Place. Landlord shall have no liability in the event Current Tenant and Tenant are unable to reach agreement on such shared use of the cafeteria.

EXHIBIT G

DEMISING SPECIFICATION

Zip Car Demising wall between Bldg 25 and 35

In existing openings between Building 25 and Building 35, Landlord will install gypsum drywall partition of equal rating to the existing wall, with smooth joints and paint to complement or match the existing walls.

Sliding steel firewall door to remain based on part of architectural element of building but will remain open so demising wall will be visible.

G-1

EXHIBIT H

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of November     , 2012 by and between YELLOW BRICK REAL ESTATE CAPITAL I, LLC, a Delaware limited liability company, having an address at c/o LoanCore Capital, LLC, 80 Field Point Road, Greenwich, Connecticut 06830 (“Lender”) and ZIPCAR, INC., a Delaware corporation, having an address at 25 First Street, Fourth Floor, Cambridge, Massachusetts 02141 (“Tenant”).

RECITALS:

A. Lender is the present owner and holder of that certain Mortgage, Security Agreement and Fixture Financing Statement, dated as of August 16, 2007, given by Landlord (defined below) to Anglo Irish Bank Corporation plc, recorded in the Suffolk County Registry of Deeds Office (the “Recording Office”) in Book 42333, Page 145, as amended by that certain First Amendment to Mortgage, Security Agreement and Fixture Financing Statement, dated as of October 24, 2007 and recorded in the Recording Office on October 24, 2007 in Book 42637, Page 99, as assigned pursuant to that certain Assignment of Mortgage and Assignment of Leases and Rents, dated as of December 22, 2011, by Irish Bank Resolution Corporation Limited (f/k/a as Anglo Irish Bank Corporation Limited, f/k/a Anglo Irish Bank Corporation plc), a corporation under the laws of Ireland, and National Asset Loan Management Limited, a corporation under the laws of Ireland, collectively, as assignor, to Brickman Real Estate Fund V, L.P., a Delaware limited partnership, as assignee, as further assigned pursuant to that certain Assignment of Mortgage and Assignment of Leases and Rents, dated as of December 22, 2011, by Brickman Real Estate Fund V, L.P., as assignor, to Lender, as assignee (collectively, as so amended and assigned, and as the same may be further amended, assigned, modified or supplemented from time to time, the “Security Instrument”), which encumbers the fee estate of Landlord (as defined below) in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by that certain Promissory Note, dated as of August 16, 2007, given by Landlord in favor of Lender (as the same may be amended, assigned, modified or supplemented from time to time, the “Note”);

B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain Office Lease Agreement, dated as of November     , 2012, between Farnsworth Stillings L.P., a Delaware limited partnership, as landlord (“Landlord”) and Tenant, as tenant (the “Lease”), covering certain premises containing approximately 46,200 square feet within the property known as 35 Thomson Place, Boston, Massachusetts 02210, more particularly described in the Lease; and

C. Tenant has agreed to subordinate the Lease to the lien of the Security Instrument and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. SUBORDINATION. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the lien of the Security Instrument, including without limitation, the lien of all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. NON-DISTURBANCE. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder. Further, the foreclosure of the Security Instrument, the acceptance of a deed or assignment in lieu of foreclosure or any other enforcement of the Security Instrument and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect and (b) Tenant shall not be in default beyond applicable notice and cure periods under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. ATTORNMENT. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any prior successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as landlord under

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the Lease; provided further, however, that Purchaser shall have a reasonable period of time after the date on which Purchaser becomes owner of the Property to perform such obligation or correct such condition, (b) subject to any offsets, defenses, abatements (other than continuing abatement rights pursuant to express terms of the Lease) or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date (other than as the term or commencement date may be adjusted by the Commencement Date Agreement attached as Exhibit D to the Lease) or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest; provided that such consent shall not be required for any amendment that solely evidences and memorializes the exercise (in strict accordance with the terms and conditions of the Lease) of any right of Tenant expressly set forth in the Lease. or (f) liable with respect to any representations, warranties or indemnities made by or from any Prior Landlord, whether pursuant to the Lease or otherwise. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Notwithstanding anything to the contrary herein contained: (i) nothing herein shall relieve Purchaser from its obligations as landlord arising from or after the date which is the earlier of the date that such Purchaser takes title to, or possession of, the Property (“Succession Date”); and (ii) in no event shall any Purchaser be relieved from any obligation which Landlord has to perform repairs or maintenance which arises after the Succession Date based upon the fact that the need for such repairs or maintenance first arose prior to the Succession Date.

4. NOTICE TO TENANT. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. NOTICE TO LENDER AND RIGHT TO CURE. Tenant shall provide concurrent notice to Lender of any breach or default by Landlord (the “Default Notice”) under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received written notice of default giving rise to such cancellation, and, thereafter, the opportunity to cure such breach or default as provided for below. After Lender receives a Default Notice, Lender shall have a period of ten (10) business days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that

3

Lender agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Lender undertakes, by written notice to Tenant, to exercise reasonable efforts to cure, or cause to be cured by a receiver, such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time as Lender may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

6. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	Zipcar, Inc.
35 Thomson Place
Boston, Massachusetts 02210
Attn.: General Counsel

with a copy to:	Brennan Dain Le Ray Wiest Torpy & Garner, P.C.
129 South Street
Boston, Massachusetts 02111
Attn.: Joseph R. Torpy

If to Lender:	Yellow Brick Real Estate Capital I, LLC
c/o LoanCore Capital, LLC
80 Field Point Road
Greenwich, Connecticut 06830
Attn.: Perry Gershon, Vice President

with a copy to:	Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attn.: Timothy G. Little, Esq.

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

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8. GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

9. MISCELLANEOUS. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

YELLOW BRICK REAL ESTATE CAPITAL I, LLC, a Delaware limited liability company

By:	Yellow Brick Real Estate Capital I MM, LLC, its Managing Member

By:
Name:
Title:

TENANT:

ZIPCAR, INC., a Delaware corporation

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

FARNSWORTH STILLINGS L.P., a Delaware limited partnership

By:	Farnsworth Stillings LLC, a
Massachusetts limited liability company, its general partner

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

On the      day of             , 2012, before me, the undersigned, a Notary Public in and for said state, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Acknowledgment on behalf of Lender]

STATE OF	)
) ss:
COUNTY OF	)

On the      day of             , 2012, before me, the undersigned, a Notary Public in and for said state, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Acknowledgment on behalf of Tenant]

STATE OF	)
) ss:
COUNTY OF	)

On the      day of             , 2012, before me, the undersigned, a Notary Public in and for said state, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Acknowledgment on behalf of Landlord]

EXHIBIT A

(Description of Property)

LEGAL DESCRIPTION OF THE PROPERTY (3 pages)

Lot 1: No. 11-15 Farnsworth Street

A certain parcel of land situated in the City of Boston, South Boston District, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at appoint on the southerly sideline of Farnsworth Street, said point is located N 45° 03’53” E, a distance of 127.39 feet from the intersection of the easterly sideline of Congress Street and the said southerly sideline of Farnsworth Street;

Thence running N 45° 03’53” E along the said southerly sideline of Farnsworth Street, a distance of 78.08 feet;

Thence turning and running S 45° 03’25” E by the exterior face of the wall of the building, a distance of 100.00 feet to the northerly sideline of a 25 foot wide passageway;

Thence turning and running S 45° 03’53” W along the said northerly sideline of the passageway, a distance of 97.94 feet to the intersection of the said northerly sideline of the passageway and the easterly sideline of another 25 foot wide passage way;

Thence turning and running N 33° 49’12” W along the said easterly sideline of the passageway, a distance of 101.90 feet to the point of beginning;

Containing an area of 8801 square feet as shown on a plan entitled “Plan of Land Lot 1 Boston Wharf Company, Boston, Mass. (South Boston District)” dated June 3, 2004, prepared by Harry R. Feldman, Inc., and recorded with the Suffolk County Registry of Deeds on July 6, 2004 in Book 34964, Page 142.

Lot 2: No. 49-51 Farnsworth Street

A certain parcel of land situated in the City of Boston, South Boston District, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point on the southerly sideline of Farnsworth Street, said point is located N 45° 03’53” E, a distance of 581.50 feet from the intersection of the easterly sideline of Congress Street and the said southerly sideline of Farnsworth Street;

Thence running N 45° 03’53” E along the said southerly sideline of Farnsworth Street, a distance of 90.00 feet;

Thence running S 40° 43’32” E along land now or formerly of the M.B.T.A., a distance of 100.28 feet to the northerly sideline of a 25 foot wide passageway;

Thence turning and running S 45° 03’53” W along the said northerly sideline of the passageway, a distance of 82.00 feet;

Thence turning and running N 45° 18’ 16” W by a line through a party wall, a distance of 100.00 feet to the point of beginning;

Containing an area of 8600 square feet as shown on a plan entitled “Plan of Land Lot 2 Boston Wharf Company, Boston, Mass. (South Boston District)” dated June 3, 2004, prepared by Harry R. Feldman, Inc., and recorded with the Suffolk County Registry of Deeds on July 6, 2004 in Book 34964, Page 142.

Lot 3: No. 19-37 Thomson Place

A certain parcel of land situated in the City of Boston, South Boston District, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at the intersection of the southerly sideline of Thomson Place and the westerly sideline of Calvin Place;

Thence running S 44° 55’58” E along the said westerly sideline of Calvin Place, a distance of 119.00 feet to the northerly sideline of Stillings Street;

Thence turning and running S 45° 04’02” W along the said northerly sideline of Stillings Street, a distance of 256.20 feet;

Thence turning and running N 44° 55’58” W along the exterior face of the wall of the building, a distance of 118.96 feet to the southerly sideline of Thomson Place;

Thence turning and running N 45 03’31” E along the said southerly sideline of Thomson Place, a distance of 256.20 feet to the point of beginning;

Containing an area of 30,488 square feet as shown on a plan entitled “Plan of Land Lot 3 Boston Wharf Company, Boston, Mass. (South Boston District)” dated June 3, 2004, prepared by Harry R. Feldman, Inc., and recorded with the Suffolk County Registry of Deeds on July 6, 2004 in Book 34964, Page 142.

Lot 4: No. 12-56 Thomson Place

A certain parcel of land situated in the City of Boston, South Boston District, Suffolk County, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point on the northerly sideline of Thomson Place, said point is located N 45° 03’31” E a distance of 127.38 feet from the intersection of the easterly sideline of Congress Street and the said northerly sideline of Thomson Place;

Thence running N 33° 49’12” W along the easterly sideline of a 25 foot wide passageway, a distance of 101.90 feet to the intersection of the said easterly sideline of the passageway and the southerly sideline of another 25 foot wide passageway;

Thence turning and running N 4S° 03’31” E along the said southerly sideline of the passageway, a distance of 507.57 feet;

Thence turning and running S 44° 53’35” E along the exterior face of the wall of the building, a distance of 100.00 feet to the northerly sideline of Thomson Place;

Thence turning and running S 45° 03’31” W along the said northerly sideline of Thomson Place, a distance of 527.14 feet to the point of beginning;

Containing an area of 51,736 square feet as shown on a plan entitled “Plan of Land Lot 4 Boston Wharf Company, Boston, Mass. (South Boston District)” dated June 3, 2004 and revised June 10, 2004, prepared by Harry R. Feldman, Inc., and recorded with the Suffolk County Registry of Deeds on July 6, 2004 in Book 34964, Page 142.

Lot 5: Easement

Together with the benefit of terms, conditions, easements, rights contained In Deed from Boston Wharf Co. to TF Boston Funding Company, Inc. dated June 30, 2004 recorded on July 6, 2004 in Book 34964, Page 142.

Lot 6

The parcel of real estate in the Fort Point Channel area of Boston, Massachusetts, adjoining 42-56 Thomson Place and designated 7947 Sq. Ft. on a plan entitled ALTA/ACSM Land Title Survey, Thomson Place, Boston, Mass. (South Boston District) by Harry R. Feldman, Inc. dated May 3, 2005, updated July 11, 2005 being a portion of a parcel designated 8995 Sq. Ft. on “Subdivision Plan Boston Wharf Company, Boston, Mass. (South Boston District)” dated December 1, 2004 prepared by Harry R. Feldman. Inc. recorded with Suffolk Registry of Deeds in Book 36l36, Page 271.

Together with the non-exclusive right to use the ways known as Stillings Street, Calvin Place, Thomson Place, Farnsworth Street, and portions of two certain passageways, the first of which (the “T-F Passageway”) runs from Thomson Place to Farnsworth Street on the westerly side of the buildings known as and numbered 11-15 Farnsworth Street and 12-14 Thomson Place and the second of which (the “Perpendicular Passageway”) runs parallel to, and between, Farnsworth Street and Thomson Place and perpendicular to the T-F passageway (collectively, the “Streets”), all as shown on those four certain plans entitled “Plan of Land Lot 1 Boston Wharf Company Boston, Mass. (South Boston District)” dated June 3, 2004 and prepared by Harry R. Feldman, Inc., “Plan of Land Lot 2 Boston Wharf Company Boston, Mass. (South Boston District)” dated June 3, 2004 and prepared by Harry R. Feldman, Inc., “Plan of Land Lot 3 Boston Wharf Company Boston, Mass. (South Boston District)” dated June 3, 2004 and prepared by Harry R. Feldman, Inc.* and “Plan of Land Lot 4 Boston Wharf Company Boston, Mass. (South Boston District)” dated June 3, 2004 and revised June 10, 2004 and prepared by Harry R. Feldman, Inc., all of which are recorded with the Suffolk County Registry of Deeds on July 6, 2004 in Book 34964, Page 142.

EXHIBIT I

PLAN SHOWING THE LAND

The Land
FARNSWORTH STREET
PASSAGEWAY
THOMSON PLACE
CALVIN PLACE
STILLINGS STREET
CONGRESS STREET
"A" STREET
BOSTON, MASS.
FELDMAN

I-1

EXHIBIT J

CLEANING SPECIFICATIONS

Lobbies & Common Areas

Daily:

•	Empty all waster receptacles and replace liners.

•	Remove dust from all furniture, window ledges, radiators, coat racks, artificial plants, paintings and other wall decorations using chemically treated cloths.

•	Wipe all furniture.

•	Spot clean doors and walls especially around doorframes and light switches.

•	Spot clean all glass.

•	Clean and Polish all elevator doors, walls, etc.

•	Vacuum all carpeting including edges.

•	Sweep and damp mop all hard surface floors.

•	Spot clean all carpeting.

Weekly:

•	Spray-buff or hi-speed burnishes all hard surface floors.

•	Wash all glass.

Weekly:

•	Clean and polish elevator tracks.

•	Render all dusting of accessible surfaces not reached by daily cleaning.

Monthly:

•	Dust all ceiling vents.

Yearly:

•	Strip and refinish all hard surface floors.

General Office Areas

Daily:

•	Empty all waste receptacles and replace liners.

•	Empty all recyclable material, if any, and remove to central area.

•	Remove dust from all furniture, window ledges, radiators, etc. ( excluding computers, electronic equipments, and personal items.)

•	Spot clean all glass doors, partitions and glass walls that may exist.

•	Vacuum all carpeting and stairs.

•	Spot clean all painted wall surfaces.

Weekly:

•	Spot clean doors and walls especially around door frames and light switches.

•	Spray-buff or hi-speed burnishes all hard surface floors.

Monthly:

•	Wash all glass doors, partitions mid glass walls that may exist.

•	Render all dusting or accessible surfaces not reached by daily cleaning.

Quarterly:

•	Dust all ceiling vents.

Kitchenettes

Daily:

•	Pull all trash and replace liners.

•	Remove dust from all furniture, window ledges, radiators, coat racks, artificial plants, paintings and other wall decorations.

•	Wipe down all tables and chairs.

•	Wipe down all trash containers

•	Vacuum all carpeting

•	Spot clean all carpeting.

•	Dry-mop all hard surface floors.

Weekly:

•	Spray-buff or hi-speed burnishes all hard surface floors.

Quarterly:

•	Vacuum all ceiling vents.

Rest-Rooms & Showers

Daily:

•	Pull all trash and replace liners.

•	Replenish towel, soap, toilet paper and Kotex dispensers.

•	Clean and sanitize all toilets, seats, sinks and urinals in and out.

•	Spot wash all doors, walls, partition, etc.

•	Wipe down and clean all mirrors and bright works.

•	Wash down all sink counters.

•	Wash all floors and baseboards with disinfectant cleaner.

Quarterly:

•	Wash down all walls, doors, partitions, etc.

•	Dust all ceiling vents.

•	Machine scrub all floor surfaces to remove any buildup in grouting and edges.

Exit Stairwells & Landings

Daily:

•	Police for trash, sweep and spot clean where necessary.

Weekly:

•	Dust all handrails, risers, etc.

•	Sweep or vacuum all stairs and landings.

•	Spot wash all door

Front, Sides, & Rear Entrances

Daily:

Pull all trash; empty and clean ashtrays and pickup any cigarette butts that might exist.

Windows

Clean interior and exterior surfaces of all exterior windows in the Premises at least once a year.

EXHIBIT K

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this     day of November, 2012, by and among FARNSWORTH STILLINGS L.P., a Delaware limited liability company having a mailing address c/o Crosspoint Associates, Inc., 217 West Central Street, Natick, Massachusetts 01760 (“Landlord”), ZIPCAR, INC., a Delaware corporation having a mailing address of 25 First Street, 4th Floor, Cambridge, Massachusetts 02141, Attention: General Counsel (“Tenant”), and FIDELITY NATIONAL TITLE INSURANCE COMPANY, having a mailing address at 133 Federal Street, Boston, Massachusetts 02110 (“Escrow Agent”). Landlord and Tenant are sometimes collectively referred to herein as the “Parties”.

WITNESSETH

WHEREAS, Landlord and Tenant have entered into a Lease dated as of November     , 2012 (the “Lease”), for the lease of space in the building commonly known as 35 Thomson Place, Boston, Massachusetts 02210, as more particularly described in the Lease (the “Premises”); and

WHEREAS, Section II of Exhibit C to the Lease requires Landlord to pay Tenant an allowance in the amount of One Million One Hundred Fifty-Five Thousand Dollars ($1,155,000.00) (the “Allowance”), as more fully set forth in the Lease;

WHEREAS, pursuant to said Section II, Landlord has agreed to establish and fund an escrow in the amount of the Allowance (the “Escrow”) to secure Landlord’s obligation to pay the Allowance; and

WHEREAS, Landlord and Tenant desire to enter into this Agreement to effectuate the foregoing and to provide for the administration of the funds in the Escrow, and Escrow Agent is willing to act as holder of such funds, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Escrow Agent hereby agree as follows:

1. Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Lease.

2. Appointment of Escrow Agent. The Parties hereby appoint Fidelity National Title Insurance Company as Escrow Agent hereunder. Escrow Agent hereby accepts such appointment and agrees to perform its duties set forth in this Agreement.

3. Delivery of Escrow Funds. Landlord will deliver to Escrow Agent funds in the amount of One Million, One Hundred Fifty-Five Thousand and No/100 Dollars ($1,155,000.00) (the “Initial Escrow Funds” and, together with any interest thereon, the “Escrow Funds”) no later than two (2) business days after the Execution Date of the Lease. The Escrow Agent shall immediately deposit the Escrow Funds in an interest-bearing money market or money fund account (the “Escrow Account”) with RBS Citizen’s , N.A. (the “Deposit Bank”) and shall send written acknowledgment of receipt of the Escrow Funds to Landlord and Tenant within two (2) days of receipt of the same.

4.	Payments to Tenant.

(a) Not later than thirty (30) days after satisfaction by Tenant of all of the conditions to the payment of the Allowance set forth in Section II of Exhibit C to the Lease, including, without limitation, delivery to Landlord of a requisition for the Allowance accompanied by all of the items listed in said section (the “Disbursement Conditions”), Landlord shall direct Escrow Agent in writing to disburse to Tenant so much of the Allowance as is due and payable under the Lease (the “Allowance Payment”). Landlord shall provide a copy of such disbursement notice to Tenant concurrently with sending the same to Escrow Agent. If Landlord fails to direct Escrow Agent to disburse the Allowance Payment within the time period set forth above, then Tenant shall have the right to provide notice of such failure (a “Payment Failure Notice”) to Landlord and to Escrow Agent. The Payment Failure Notice shall include (i) a demand for payment of the Allowance Payment stating the amount thereof, and (ii) substantially the following provision in bold face and in all capital letters at the top thereof: “PAYMENT FAILURE NOTICE: IF LANDLORD FAILS, WITHIN FIVE (5) DAYS AFTER RECEIPT OF THIS NOTICE, EITHER (A) TO MAKE PAYMENT OF THE ALLOWANCE PAYMENT OR (B) TO PROVIDE A LANDLORD’S DISPUTE NOTICE TO ESCROW AGENT AND TENANT, THEN ESCROW AGENT SHALL DISBURSE TO TENANT AN AMOUNT EQUAL TO THE SUM OF THE ALLOWANCE PAYMENT SET FORTH BELOW.” If Landlord does not, within five (5) days after receipt of such Payment Failure Notice, (i) make the payment in question (and Escrow Agent shall be entitled to rely on any certification from an officer of Tenant stating that the payment was not made within such period, a copy of which certification shall be delivered to Landlord concurrently with delivery of the same to Escrow Agent), or (ii) provide Tenant and Escrow Agent with a Landlord’s Dispute Notice, Escrow Agent shall disburse to Tenant the Allowance Payment. For purposes of this Agreement, a “Landlord’s Dispute Notice” shall mean a notice setting forth in reasonable detail the reasons that Landlord believes, in good faith, that Tenant is not entitled to all or any portion of the Allowance Payment, which reasons shall be limited to either (i) the existence of a Default by Tenant under the Lease or (ii) Tenant’s failure to deliver to Landlord the documentation identified in Section II of Exhibit C to the Lease. Escrow Agent shall disregard any Landlord’s Dispute Notice and make payment of the Allowance Payment if Landlord’s Dispute Notice fails to identify a reason described in either or both of clauses (i) and (ii) above as the reason(s) that Tenant is not entitled to the Allowance Payment. If Landlord’s Dispute Notice indicates that Landlord disputes only a portion of the amount set forth on the Payment Failure Notice and Landlord fails to pay the undisputed portion of such amount within five (5) days after Landlord’s receipt of the applicable Payment Failure Notice, then Escrow Agent shall disburse to Tenant the undisputed portion of the Allowance Payment.

(b) Escrow Agent shall deliver promptly to Tenant the Allowance Payment either by, at Tenant’s election, (i) bank or cashier’s check to Tenant’s address set forth in Section 8 below, or (ii) federal wire transfer to Tenant’s bank account in accordance with Tenant’s written instructions with respect thereto.

(c) Landlord and Tenant hereby agree to work together reasonably and in good faith to resolve any issue(s) raised in good faith in any Landlord’s Dispute Notice. If Landlord and Tenant fail to resolve any such issue within ten (10) days after Tenant’s receipt of the applicable Landlord’s Dispute Notice, the same shall be determined by arbitration in accordance with the provisions of Section 6 below.

5. Release of Escrow Funds and Termination of Escrow. At any time after the earlier to occur of (i) the date on which the entire amount of the Initial Escrow Funds has been paid to Tenant pursuant to the terms of Section 4 of this Agreement, and (ii) the date that is two (2) years after the Commencement Date, provided that as of such date there is no requisition for an Allowance Payment that has been submitted in compliance with the Disbursement Conditions and remains unpaid. Landlord shall have the right to deliver to Escrow Agent and Tenant a notice (the “Landlord’s Release Notice”) setting forth in reasonable detail the reasons that Landlord believes, in good faith, that it is entitled to a release of the remaining funds held in the Escrow Account (the “Remaining Escrow Funds”). If Tenant does not, within five (5) days after receipt of Landlord’s Release Notice, deliver to Landlord and Escrow Agent a Tenant’s Dispute Notice (as defined below), then Escrow Agent shall deliver the Remaining Escrow Funds promptly to Landlord either by, at Landlord’s election, (i) bank or cashier check to Landlord’s address set forth in Section 8 below or (ii) federal wire transfer to Landlord’s bank account in accordance with Landlord’s written instructions with respect thereto and shall close the Escrow Account. Upon delivering the Remaining Escrow Funds to Landlord, Escrow Agent shall thereupon be relieved of and discharged and released from any and all liability hereunder. For purposes hereof, a “Tenant’s Dispute Notice” shall mean a notice setting forth in reasonable detail the reasons that Tenant believes, in good faith, that Landlord is not entitled to a release of the Remaining Escrow Funds. Landlord and Tenant hereby agree to work together reasonably and in good faith to resolve any issue(s) raised in good faith in any Tenant’s Dispute Notice. If Landlord and Tenant fail to resolve any such issue within ten (10) days after Tenant’s receipt of the applicable Landlord’s Dispute Notice, the same shall be determined by arbitration in accordance with the provisions of Section 6 below.

6. Arbitration. Any disputes as to whether, and how much of, the Allowance Payment should be paid to Tenant shall be submitted to arbitration in accordance with the provisions of Massachusetts law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the City of Boston. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the Massachusetts Superior Court; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision; provided, however, in the event such arbitration involves a finding that Landlord wrongfully withheld payment of the Allowance, Landlord shall be solely responsible for the costs and expenses of such arbitration.

7.	Additional Escrow Provisions.

(a) In the event that (i) Escrow Agent shall receive contrary instructions from the Parties hereto; (ii) any dispute shall arise as to any matter arising under this Agreement; or (iii) there shall be any uncertainty as to the meaning or applicability of any of the provisions hereof, Escrow Agent’s duties, rights or responsibilities hereunder or any written instructions received by Escrow Agent pursuant hereto, then Escrow Agent may either (y) continue to hold the Escrow Funds pursuant to this Agreement until receipt of instructions signed by the Parties as to the disposition of the Escrow Funds, in which event Escrow Agent shall provide Landlord and Tenant with prompt notice of the reason for Escrow Agent continuing to hold the Escrow Funds in escrow and stating in reasonable detail the grounds therefor, or (z) deliver all Escrow Funds held in the Escrow Account unto a court of competent jurisdiction to resolve the dispute and/or adjudicate the final disposition of such funds and bring an action of interpleader or other comparable proceeding. In the event of litigation between the Parties as to the disposition of the Escrow Funds, Escrow Agent may either continue to hold the Escrow Funds pursuant to this Agreement pending the resolution of the litigation or may deliver all Escrow Funds held in the Escrow Account to the clerk of the court in which any such litigation is pending. Upon delivery of the Escrow Funds to the court as provided in this Section 6, Escrow Agent shall thereupon be relieved of, and discharged and released from, any and all liability hereunder. In any such event, the Parties agree to pay the reasonable attorneys’ fees and costs incurred by Escrow Agent (which the Parties shall share equally), for any litigation in which Escrow Agent is named as, or becomes, a party; provided, however, in the event such litigation results in a decision or settlement that Landlord wrongfully withheld payment of the Allowance, Landlord shall be solely responsible for the fees and costs incurred by Escrow Agent .

(b) Escrow Agent may rely and/or act upon any judgment, certificate, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent shall be entitled to rely upon the authenticity of any signature and the genuineness and/or validity of any writing received by Escrow Agent pursuant to or otherwise relating to this Agreement.

(c) The Parties recognize and acknowledge that Escrow Agent is serving as an accommodation to the Parties and each agrees that Escrow Agent shall not be liable to any of the Parties for any error of judgment, mistake or act or omission hereunder or any matter or thing arising out of its conduct hereunder, except for Escrow Agent’s willful misconduct or gross negligence.

(d) Landlord and Tenant hereby agree to indemnify and hold harmless Escrow Agent from and against any and all costs, claims, damages or expenses howsoever occasioned that may be incurred by Escrow Agent acting under this Agreement or to which Escrow Agent may be put in connection with Escrow Agent acting under this Agreement (including reasonable attorneys’ fees and costs), except for costs, claims or damages arising out of Escrow Agent’s willful misconduct and gross negligence.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly and sufficiently given if personally delivered or delivered via overnight mail courier with proof of delivery thereof, or sent by United States registered or certified mail, postage prepaid, addressed to the respective parties as follows:

A.	If to Escrow Agent:

Fidelity National Title Insurance Company

133 Federal Street

Boston, MA 02110

Attention: Kevin T. Creedon, Esq.

B.	If to Landlord:

Farnsworth Stillings L.P.

c/o Crosspoint Associates, Inc.

217 West Central Street

Natick, MA 01760

With a copy to:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, MA 02110

Attn: Crosspoint

C.	If to Tenant:

Zipcar, Inc.

25 First Street, Fourth Floor

Cambridge, MA 02141

Attention: General Counsel

With a copy to:

Brennan, Dain, Le Ray, Wiest, Torpy & Garner, P.C.

129 South Street, 3rd floor

Boston, MA 02111

Attn: Joseph R. Torpy

Any party may, by notice given as aforesaid, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, provided, however, that notices of change of address or addresses shall only be effective upon receipt. Copies of all notices, certificates or other communications relating to this Agreement with respect to which Escrow Agent is not the addressee or sender shall be sent to Escrow Agent in the manner hereinabove set forth. All such notices shall be effective upon delivery, attempted delivery, or refusal, whichever occurs first, at the address or addresses of the intended recipient, as set forth above.

9. Governing Law; Submission to Jurisdiction. This Agreement shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, and the parties agree to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Agreement

10. Severability. If any term, condition or provision of this Agreement or the application thereof to any circumstance or party hereto, shall ever be held to be invalid or unenforceable, then in each such event, the remainder of this Agreement or the application of such term, condition or provision to any other circumstance or party hereto (other than those to which it shall be invalid or unenforceable) shall not thereby be affected, and each term, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

11. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of all parties hereto and their successors and assigns and may not be modified or amended orally, but only in writing signed by all parties hereto.

12. Counterparts. This Agreement may be executed in any number of counterparts, each counterpart for all purposes being deemed an original, and all such counterparts shall together constitute one and the same agreement.

13. Interest on Allowance. In the event the Allowance is not paid to Tenant when due, Landlord shall pay interest to Tenant on the amount of the Allowance not so paid (at the interest rate specified in Section 4 of the Lease with respect to past due rent) from the date the same was due until the date such amount is paid to Tenant.

[Remainder of page intentionally left blank; Signatures appear on following pages.]

IN WITNESS WHEREOF the undersigned have caused this instrument to be duly executed as an instrument under seal as of the day and year first above written.

LANDLORD:

FARNSWORTH STILLINGS L.P., a
Delaware limited partnership

By:	Farnsworth Stillings LLC, its general partner

By:
John W. Hueber, Manager

TENANT:

ZIPCAR, INC., a Delaware corporation

By:
Name:
Title:

Escrow Agent:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:

Name:
Its:
Hereunto duly authorized

EXHIBIT L

ZIPCAR PARKING SPACE AREA

L-1